Exhibit 4.4

FORM OF

REGISTRATION RIGHTS AGREEMENT

OF

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Dated as of [                    ], 2007

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is entered into as of [                    ], 2007, between Och-Ziff Capital Management Group LLC, a Delaware limited liability company (the “Company”), and DIC Sahir Limited, an exempted company formed under the laws of the Cayman Islands (the “Investor”).

WHEREAS, the Company, the Investor and Dubai International Capital LLC are parties to the Securities Purchase and Investment Agreement, dated as of October 29, 2007, as the same may be amended from time to time (the “Securities Purchase Agreement”);

WHEREAS, the Investor is the holder of the Company’s class A shares representing class A limited liability company interests of the Company (“Class A Shares”); and

WHEREAS, the Company desires to provide the Investor with certain registration rights with respect to such Class A Shares.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER MATTERS

Section 1.1 Definitions. Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in the Securities Purchase and Investment Agreement or in this Section 1.1:

“Agreement” has the meaning ascribed to such term in the Recitals.

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Exchange Act (and “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings).

“Board of Directors” means the board of directors of the Company.

“Class A Shares” has the meaning ascribed to such term in the Recitals.

“Company” has the meaning ascribed to such term in the Recitals.

“Covered Class A Shares” means the Class A Shares purchased by the Investor pursuant to the Securities Purchase Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, to be entered into by the Company, Och-Ziff Holding Corporation, Och-Ziff Holding LLC, OZ Management LP, OZ Advisors LP, OZ Advisors II LP and the Och-Ziff Limited Partners (as defined in the Exchange Agreement) and Class B Shareholders (as defined in the Exchange Agreement) on the consummation of the initial Public Offering of Class A shares.

“Existing Partners” means Daniel Och and the 17 other existing partners of the Company prior to the completion of the initial Public Offering of Class A Shares.

“FINRA” means the Financial Industry Regulatory Authority.

“Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

“Guarantor Controlled Affiliate” means any person that directly, or indirectly through one or more intermediaries, is controlled by Dubai International Capital LLC, a limited liability company organized under the laws of the Emirate of Dubai and “control” for these purposes means the direct or indirect power to direct or cause the direction of the management and policies of another person, whether by operation of law or regulation, through ownership of securities, as trustee or executor or in any other manner.

“Indemnified Parties” has the meaning ascribed to such term in Section 2.6.

“Och-Ziff Operating Group A Units” has the meaning ascribed to such term in the Registration Statement on Form S-1 (File No. 333-144256) (as amended from time to time) as filed by the Company with the SEC.

“Permitted Transferee” means (i) any Guarantor Controlled Affiliate or (ii) any successor entity of such person that has complied with the requirements of Section 3.8 hereof applicable to Permitted Transferees.

“person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization.

“Piggyback Amount” has the meaning ascribed to such term in Section 2.1(a).

“Piggyback Notice” has the meaning ascribed to such term in Section 2.1(a).

“Piggyback Registration” has the meaning ascribed to such term in Section 2.1(a).

“Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means Covered Class A Shares held by the Investor or any Permitted Transferee from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (iii) such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) SEC and securities exchange registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of the officers and employees of the Company performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees of one counsel for all such persons having rights to participate in such registration, (ix) fees and expenses in connection with any review by the FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities which shall be the sole obligation of the Investor, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities and (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” has the meaning ascribed to such term in the Recitals.

“underwritten offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

ARTICLE II

PIGGYBACK REGISTRATION

Section 2.1 Right to Piggyback.

(a) Subject to the terms and conditions hereof, at any time after the second anniversary of the Closing of the transactions under the Securities Purchase Agreement, whenever the Company proposes to register any of the equity securities of the Company owned by the Existing Partners under the Securities Act, the Company shall give prompt written notice of such proposed filing but not less than ten (10) business days before the anticipated filing date (the “Piggyback Notice”) to the Investor. The Piggyback Notice shall offer the Investor the opportunity to include in such registration statement a pro rata portion of Registrable Securities held by the Investor (based on the ratio of the number of Purchased Class A Shares held by Investor on the date such registration statement is filed to the number of Class A Shares held by the Existing Partners on the date such registration statement is filed (calculated as if all of the then issued and outstanding Och-Ziff Operating Group A Units had been exchanged for Class A Shares pursuant to the terms of the Exchange Agreement, but disregarding any Class A restricted share units)) (the “Piggyback Amount”); provided, however, that the Piggyback Amount shall be reduced by the aggregate number of Class A Shares sold by the Investor pursuant to Rule 144 or another exemption from the registration requirements of the Securities Act at any time during the 12-month period immediately prior to the date such registration is filed with the SEC (a “Piggyback Registration”). Subject to Section 2.2 hereof, the Company shall include in each such Piggyback Registration all Registrable Securities (up to the Piggyback Amount, as reduced) with respect to which the Company has received a written request for inclusion therein within ten (10) days after such Piggyback Notice has been received by the Investor. The Investor shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution, sale or other transfer by the Investor of the Registrable Securities included in such Registration Statement. For the avoidance of doubt, other than the restrictions on transfer required by law and as set forth in Section 2.3 hereof, nothing herein shall be deemed to restrict the ability of the Investor to sell the Class A Shares pursuant to Rule 144.

(b) Notwithstanding any provision in this Section 2.1 or elsewhere in this Agreement, no provision relating to the registration of Registrable Securities shall be construed as permitting the Investor to effect a transfer of securities that is otherwise prohibited by the terms of the Securities Purchase Agreement or any other agreement between the Investor and the Company or any of its subsidiaries.

(c) If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 2.1 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such equity securities, the Company shall give written notice of such determination to the Investor within five (5) days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

Section 2.2 Priority on Piggyback Registrations. The Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Investor to include Registrable Securities in the registration for such offering and to include all such Registrable Securities (up to the Piggyback Amount, as reduced) on the same terms and conditions as any other shares of capital stock, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company that it is their good faith opinion that the total amount of securities that the Investor, the Company and any other persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered (i) for the account of the Investor and (ii) for the account of all such other persons (other than the Company) shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by (a) first reducing the securities requested to be included by the Investor and all such other persons (other than the Company) requesting such registration, pro rata among such holders on the basis of the number of equity securities requested to be included in such Registration Statement by such holders and (b) second, reducing the securities proposed to be sold by the Company, if any.

Section 2.3 Lock-Up and Other Agreements. If any registration of Registrable Securities shall be effected in connection with an underwritten offering, neither the Company nor the Investor shall offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Class A Shares or other securities of the Company or any securities convertible into or exercisable or exchangeable for Class A Shares or other securities of the Company (except as part of such underwritten offering and except as otherwise permitted by any lock-up executed or granted in connection with such underwritten offering) during the period beginning 10 business days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days following the pricing of the underwritten offering.

Section 2.4 Registration Procedures. In connection with any request by the Investor that Registrable Securities be registered pursuant to Section 2.1, subject to the provisions of Section 2, the paragraphs below shall be applicable:

(a) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to the Investor and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to the Investor and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as the Investor or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor. The Investor shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to the Investor and the Company shall use all commercially reasonable efforts to comply with such request, provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Investor thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify the Investor of any stop order issued or threatened by the SEC suspending the effectiveness of such registration statement or any state securities commission and take all commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered.

(c) To the extent any “free writing prospectus” (as defined in Rule 405 under the Securities Act) is used, the Company shall file with the SEC any free writing prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(d) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities owned by the Investor, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Investor or underwriter, if any, and file with the SEC any such supplement or amendment.

(f) The Company shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including if necessary the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the FINRA.

(g) Subject to the execution of confidentiality agreements satisfactory in form and substance to the Company in the exercise of its good faith judgment, pursuant to the reasonable request of the Investor, the Company will give to the Investor and its counsel and accountants (i) reasonable and customary access to its books and records and (ii) such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel to the Investor, to enable it to exercise its due diligence responsibility, provided that any such discussions shall be done upon the prior written request therefor by Investor to the Company and such discussions shall be held during normal business hours and in a manner so as to not unreasonably disrupt the operation of the business of the Company.

(h) The Investor shall promptly furnish in writing to the Company such information regarding itself and the distribution, sale or other transfer of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration.

(i) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e), the Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e), and, if so directed by the Company, the Investor shall deliver to the Company all copies, other than any permanent file copies then in the Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.1(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.4(e) to the date when the Company shall make available to the Investor a prospectus supplemented or amended to conform with the requirements of Section 2.4(e).

(j) The Company shall use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(k) The Company shall cooperate with the Investor to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as the Investor may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

Section 2.5 Payment of Registration Expenses. The Company shall pay or promptly reimburse the Investor for all Registration Expenses in connection with any Piggyback Registration.

Section 2.6 Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to this Article II, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, Investor, each affiliate of Investor and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, affiliate, employee, agent and controlling person of any of the foregoing) and each other person, if any, who controls such seller within the meaning of the Securities Act (collectively, the “Indemnified Parties”, which definition shall, for purposes of Section 2.8, be deemed to include those persons entitled to indemnification pursuant to Section 2.7), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment or supplement thereto under which such Registrable Securities were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company with respect to such seller specifically for use in the preparation thereof.

Section 2.7 Indemnification by the Investor. The Investor hereby indemnifies and holds harmless, and the Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Article II, that the Company shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold harmless, the Company and all other prospective sellers of securities of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, employee, agent and controlling person of any of the foregoing) to the same extent as the indemnity set forth in Section 2.6 above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by and in respect of the Investor or any underwriter specifically for use in the preparation of such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, the Investor or any underwriter, or any of their respective directors and officers or general and limited partners or members and managing members (including any director, officer, employee, agent and controlling person of any of the foregoing) and shall survive the transfer of such securities by such person. In no event shall any such indemnification liability of the Investor be greater in amount than the dollar amount of the proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 2.8 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article II, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article II, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice.

In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No indemnifying person shall, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

Section 2.9 Contribution. If the indemnification provided for in this Article II from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.9 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.10 Participation in Public Offering. The Investor may not participate in any Public Offering hereunder and the Company shall not be required to include the securities of the Investor unless the Investor completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the provisions of this Agreement in respect of registration rights.

Section 2.11 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and the Investor with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 2.12 Cooperation by the Company. If Investor shall transfer any Registrable Securities pursuant to Rule 144 (and not in violation of the Securities Purchase Agreement), the Company shall use its commercially reasonable efforts to cooperate with Investor and shall use commercially reasonable efforts to provide to Investor such information and legal opinions as may be required to be provided to effect a transfer of such Registrable Securities under Rule 144.

Section 2.13 Parties in Interest. The Investor shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement by reason of the Investor’s election to participate in a registration under this Article II.

Section 2.14 Acknowledgement Regarding the Company. Other than those determinations reserved expressly to the Investor, all determinations necessary or advisable under this Article II shall be made by the Board of Directors of the Company, the determinations of which shall be final and binding.

Section 2.15 Mergers, Recapitalizations, Exchanges or Other Transactions Affecting Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities to any and all securities or shares of the Company or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

ARTICLE III

MISCELLANEOUS

Section 3.1 Term of the Agreement; Termination of Certain Provisions.

(a) The term of this Agreement shall continue until the first to occur of (i) such time as the Investor does not hold any Registrable Securities and (ii) such time as the Agreement is terminated by the Investor.

(b) Unless this Agreement is theretofore terminated pursuant to Section 3.1(a) hereof, the Investor shall be bound by the provisions of this Agreement with respect to any Registrable Securities until such time as the Investor ceases to hold any Registrable Securities. Thereafter, the Investor shall no longer be bound by the provisions of this Agreement other than Sections 2.6, 2.7, 2.8 and 2.10 and this Article III.

Section 3.2 Amendments; Waiver.

(a) The provisions of this Agreement may be amended only by written agreement of the Company and the Investor.

(b) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.

Section 3.3 Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without reference to any choice of law provision thereof that would mandate the application of the laws of another jurisdiction, and shall inure to the benefit of, and be binding upon and inure to the benefit of the parties hereto and their respective successors. Each party to this Agreement hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement and the transactions contemplated hereby (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and any appellate courts thereof (the “New York Courts”) (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction); (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action will be in accordance with the laws of the State of New York but that nothing herein shall affect the right to effect service of process in any other manner permitted by law; (iv) waives any and all immunity from suit, execution, attachment or other legal process; and (v) waives in connection with any such action any and all rights to a jury trial. The parties agree that any judgment of any New York Court may be enforced in any court having jurisdiction over any party of any of their assets.

Section 3.4 Waiver of Sovereign Immunity. With respect to the contractual liability of Investor to perform its obligations under this Agreement, with respect to itself or its property, the Investor:

(a) agrees that the execution, delivery and performance by it of this Agreement constitutes private and commercial acts done for private and commercial purposes;

(b) agrees that, should any proceedings be brought against it or its assets in any jurisdiction in relation to this Agreement or any transaction contemplated by this Agreement, the Investor is not entitled to any immunity on the basis or sovereignty or otherwise in respect of its obligations under this Agreement, and no immunity from such proceedings (including, without limitation, immunity from service of process from suit, from the jurisdiction of any court, from an order or injunction of such court or the enforcement of same against its assets) shall be claimed by or on behalf of such party or with respect to its assets;

(c) waives, in any such proceedings, to the fullest extent permitted by law, any right of immunity which it or any of its assets now has or may acquire in the future in any jurisdiction;

(d) consents generally in respect of the enforcement of any judgment or award against it in any such proceedings to the giving of any relief or the issue of any process in any jurisdiction in connection with such proceedings (including, without limitation, pre-judgment attachment, post judgment attachment, the making, enforcement or execution against or in respect of any assets whatsoever irrespective of their use or intended use of any order or judgment that may be made or given in connection therewith); and

(e) specifies that, for the purposes of this provision, “assets” shall be taken as excluding “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed at Vienna, April 18, 1961, “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963, and military property or military assets or property of the Investor.

Section 3.5 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by facsimile, overnight courier service or personal delivery as follows:

if to the Company:

Och-Ziff Capital Management Group LLC

9 West 57th Street

New York, New York 10019

Facsimile: (212) 719-7402

Attention: Chief Legal Officer

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6518

Facsimile: (212) 735-2000

Attention: Mark C. Smith

                 Allison R. Schneirov

if to Investor:

DIC Sahir Limited

c/o Dubai International Capital LLC

P.O. Box 72888

The Gate, East Wing 13th Floor

DIFC, Sheikh Zayed Road

Dubai

United Arab Emirates

Facsimile: 971 4 362 0999

Attention: Anand Krishnan

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; the next business day, if delivered by overnight courier service; and when receipt is mechanically acknowledged, if sent by facsimile. Any party may by notice given in accordance with this Section 3.5 designate another address or person for receipt of notices hereunder.

Section 3.6 Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 3.7 Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be then available.

Section 3.8 Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Investor; provided, however, that the Investor may not assign this Agreement or any of its rights or obligations hereunder except to any Permitted Transferee who executes a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by the terms and conditions of this Agreement, and any purported assignment in breach hereof by the Investor shall be void; and provided further that no assignment of this Agreement by the Company or to a successor of the Company (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of such person substantially as an entirety.

Section 3.9 No Third-Party Rights. Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 3.10 Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

Section 3.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

DIC SAHIR LIMITED

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

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